Exhibit 99.1h(12)

                                   Schedule A

Portfolio                    Class                               Fee
---------                    -----                               ---
                                                         (as a percentage of
                                                       average daily net assets)
TDAM Institutional Money
Market Portfolio             Institutional Service             0.25%
                             Institutional Commercial          0.25%

TDAM Institutional U.S.
Government Portfolio         Institutional Service             0.25%
                             Institutional Commercial          0.25%